Exhibit 10.20

AMENDED AND RESTATED

AMENDMENT #1 TO LOAN AGREEMENT

This Amendment (also the “Amendment”) is made with effect as of July 1, 2025 (the “Effective Date”) by and among Regentis Biomaterials Ltd., a company, incorporated under the laws of Israel, (the “Company”) and the lenders identified in Schedule A attached hereto (the “Lenders”). The Company and the Lenders shall each be referred to as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties have entered into that certain Loan Agreement, a copy of which is attached herewith asSchedule B, (the “Agreement”); and

WHEREAS, the Parties entered into the Amendment #1 to the Loan Agreement on June 19, 2025; and

WHEREAS, the Parties would like to enter this Amendment, at which time the Amendment #1 and any amendments thereto will be null and void and without further effect; and

WHEREAS, pursuant to the provisions of Section 3.2 of the Agreement, any term thereof may be amended with the written consent of the Parties.

NOW, THEREFORE, IT IS DECLARED AND AGREED AS FOLLOWS:

1.	Object of the Amendment.

1.1.	Except as specifically modified in this Amendment, the provisions, terms, conditions and definitions in the Agreement shall remain in full force and effect and shall apply to this Amendment mutatis mutandis.

1.2.	Capitalized terms used, but not defined herein, shall have the meaning ascribed to such terms in the Agreement.

2.	Amendment to the Agreement.

2.1.	Section 1.2 of the Agreement (Issuance of Warrants) shall be amended and restated, and consequently replaced in the following manner:

“1.2. Issuance of Warrants. Upon the consummation of a Qualifying IPO, the Company shall issue and allot to the Lenders on a pro rata basis to each Lender’s Amount, such number of warrants exercisable during a period of three (3) years from their date of grant into Ordinary A Shares, nominal value NIS 0.01 each (the “Ordinary Shares”) of the Company, as set forth opposite each Lender’s name on Schedule A, at an exercise price equal to USD 5.0 each Ordinary Share (the “Issued Warrants”), computed using the following formula:

X= (2*Y)/(Z)

Where:

X= the number of Issued Warrants

Y= Investment Amount (as defined below)

Z= a denominator equal to USD 6.50

Any tax consequences arising from the issuance of the Issued Warrants and their exercise into Ordinary Shares shall be borne solely by each Lender. The Company shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.”

3.	Entire Agreement.

3.1.	This Amendment and the Agreement constitute the full and entire understanding and agreement between the Parties with regard to the subject matters hereof and thereof.

3.2.	In the event of an inconsistency between the terms and conditions contained herein and the terms and conditions contained in the Agreement, the terms and conditions contained herein shall prevail.

3.3.	This Amendment may be signed in counterparts, by facsimile or otherwise, each deemed an original and all of which together will constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Regentis Biomaterials Ltd.

Name and title: Ehud Geller, Chairman

Date:

Signature:

Lender

Name and title:

Date:

Signature: